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                                                                EXHIBIT 10.B

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


  We consent to the references to our firm under the captions "Experts" in the Prospectus and in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4, No. 33-82648) of John Hancock Variable Annuity Account I.

  We also consent to the inclusion of our reports dated February 10, 1999 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account I, and dated February 19, 1999, on the financial statements included in the Annual Report of the John Hancock Variable Life Insurance Company for the year ended December 31, 1998.

                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Boston, Massachusetts

April 28, 1999